Exhibit 10.34

FORBEARANCE AGREEMENT FOR
AMERICAN EAGLE ENERGY CORPORATION

This FORBEARANCE AGREEMENT (this “Agreement”) is entered into as of April 2, 2015 (the “Forbearance Effective Date”), by and among American Eagle Energy Corporation (the “Issuer”), the Guarantors party to the Indenture (as hereinafter defined) (collectively, with Issuer, the “Credit Parties”) and holders of Notes or investment managers to holders of the Notes issued under the Indenture that are parties hereto (each, a “Noteholder” and together, the “Noteholders”).

RECITALS

A.           Issuer, the other Credit Parties and U.S. Bank National Association, as trustee (in such capacity, the “Trustee”) are parties to that certain Indenture, dated as of August 27, 2014 (the “Indenture”), pursuant to which, among other things, the Issuer issued the Notes.

B.           As of the date hereof, the Defaults and Events of Default identified below that have occurred, may occur, or continuing to occur prior to or during the Forbearance Period (as hereinafter defined) are collectively defined below as “Specified Defaults”.

C.           The Issuer has requested that, during the Forbearance Period, the Noteholders agree to forbear from exercising certain of their default-related rights and remedies against the Issuer and the other Credit Parties with respect to the Specified Defaults, notwithstanding the existence of the Specified Defaults and subject to the terms and conditions set forth herein.

D.           Subject to the terms and conditions set forth herein, and conditioned on the Credit Parties complying with their respective obligations hereunder, the Noteholders have agreed to forbear from exercising certain of their default-related rights and remedies against the Issuer and the other Credit Parties with respect to the Specified Defaults, in order to permit the Noteholders and the Credit Parties to negotiate and effectuate a restructuring of the financial affairs of the Credit Parties.

NOW, THEREFORE, in consideration of the foregoing, the terms, covenants and conditions contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

Section 1.

Definitions

Unless otherwise defined elsewhere in this Agreement, capitalized terms used herein shall have the meanings ascribed to them in the Indenture.

“Forbearance Default” shall mean the occurrence of one or more of the following: (i) failure by the Credit Parties to comply with any provision of this Agreement; or (ii) the occurrence of any default or Event of Default under the Indenture or any other Loan Document that is not a Specified Default.

“Loan Documents” means the Indenture together with all other agreements, instruments, and other documents executed in connection with or relating to the Obligations or the Collateral.

“Remaining Accrued and Unpaid Interest” means the (i) Aggregate Accrued and Unpaid Interest minus the (ii) Partial Interest Payment.

“Specified Defaults” shall include any defaults or Events of Defaults (i) under any of: Sections 6.01(1), 6.01(2), 601(3), and 6.01(6) of the Indenture; and (ii) under that certain Credit Agreement, dated August 27, 2014, by and among the Issuer, SunTrust Bank, as Administrative Agent and Lender, and SunTrust Robinson Humphrey, Inc. (the “SunTrust Credit Agreement”).

Section 2.

Confirmation by Issuer of Obligations and Specified Defaults

Each Credit Party acknowledges and agrees that: (i) as of March 31, 2015, the aggregate principal balance of the outstanding Obligations under the Indenture is $175,000,000; and (ii) the interest, including default interest accruing pursuant to the Indenture, that was due and payable as of March 31, 2015 was $9,838,888.89 (the “Aggregate Accrued and Unpaid Interest”), of which $4,000,000 (“Partial Interest Payment”) has been initiated for payment or will be paid on or prior to April 2, 2015 to the Trustee (without any withholding, offset, reduction, or abatement by the Credit Parties) for the benefit of all holders of the Notes.

The foregoing amounts do not include fees, expenses and other amounts that are chargeable or otherwise reimbursable under the Indenture and the other Loan Documents.  None of the Issuer or the other Credit Parties has any current rights of offset, defenses, claims or counterclaims with respect to any of the Obligations.

(a)          Each Credit Party: (i) acknowledges and agrees that (A) each of the Specified Defaults constitutes a material Event of Default that has occurred and is continuing as of the date hereof or may occur during the Forbearance Period, as the case may be, and (B) none of the Specified Defaults has been cured as of the date hereof or is expected to be cured during the Forbearance Period; and (ii) represents and warrants to the Noteholders that, except for the Specified Defaults, no other Events of Default have occurred and are continuing as of the date hereof, or, after due inquiry by the Credit Parties, are expected to occur during the Forbearance Period, as the case may be. The Credit Parties represent and warrant that, when it was filed with the Securities and Exchange Commission, the Issuer’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014, did not contain any untrue statement of a material fact and did not omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and that, to the knowledge of the Credit Parties after due inquiry, there has not been any event, occurrence, or development since January 1, 2015 that would cause any information or statement contained in such Annual Report to be untrue or misleading, other than the Specified Defaults. The Credit Parties further acknowledge that the Noteholders and the Trustee’s security interests in the Collateral continue to be valid, binding, and enforceable security interests (subject to the senior priority SunTrust Credit Agreement which has not been drawn during the Forbearance Period, shall not be drawn during the Forbearance Period, and which, during the Forbearance Period, the Issuer shall not attempt to refinance or otherwise transfer or assign) that secure the Obligations, and no tax or judgment liens are currently of record against Issuer or any other Credit Party.

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(b)          Other than the Specified Defaults, any misrepresentation of the Issuer or any other Credit Party hereunder, or any failure of such party to comply with the covenants, conditions and agreements in this Agreement, the Indenture, other Loan Documents or in any other agreement, document, or instrument at any time executed and/or delivered by Issuer or any other Credit Party with, to or in favor of any Noteholder or the Trustee shall constitute an immediate Forbearance Default hereunder, and shall have the same force and effect as an Event of Default under the Indenture and the other Loan Documents.

(c)          The Credit Parties acknowledge and agree that (i) the Noteholders have the authority to accelerate the Obligations by written notice to the Credit Parties in accordance with section 6.02 of the Indenture, (ii) immediately upon the termination of the Forbearance Period, the Noteholders will be deemed to have duly given notice in accordance with the requirements of the Indenture, including Section 6.02, of acceleration of the Obligations, and (iii) immediately upon the termination of the Forbearance Period, the Obligations shall be accelerated and the Credit Parties shall recognize the Obligations as duly accelerated in accordance with Section 6.02 of the Indenture without the requirement of further demand, presentment, protest, or notice of any kind.

Section 3.

Forbearance; Forbearance Default Rights and Remedies.

(a)          Effective as of the Forbearance Effective Date, each of the Noteholders agrees that (i) until the expiration or termination of the Forbearance Period, it will temporarily forbear from exercising its default-related rights and remedies against Issuer or any other Credit Party solely with respect to the Specified Defaults, and (ii) to the extent that the Trustee accelerates the Notes during the Forbearance Period, each of the Noteholders (which cumulatively hold in excess of fifty percent of all Notes issued) shall vote to decelerate or reverse the acceleration; provided, however,

(i)          past-due Obligations, including the Remaining Accrued and Unpaid Interest shall continue to bear interest at the Default Rate until paid in accordance with the Indenture;

(ii)         each Credit Party shall comply with all limitations, restrictions or prohibitions that would otherwise be effective or applicable under the Indenture or any of the other Loan Documents during the continuance of any Event of Default;

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(iii)        nothing herein shall restrict, impair or otherwise affect any Noteholder’s or Trustee’s right to file, record, publish or deliver a notice of default or document of similar effect under any state foreclosure law.

(b)          As used herein, the term “Forbearance Period” shall mean the period beginning on the Forbearance Effective Date and ending on the earliest to occur of (the occurrence of an event specified in clause (i), (ii), (iii) or (iv) below, a “Termination Event”): (i) the occurrence of any Event of Default under subsections 6.01(10) or 6.01(11) of the Indenture or the commencement of an involuntary proceeding or filing of an involuntary petition against the Credit Parties under any federal, state or foreign bankruptcy, insolvency, receivership or similar law (collectively, a “Bankruptcy Default”), (ii) May 15, 2015, (iii) April 2, 2015, unless the Issuer shall have initiated payment the Partial Interest Payment to the Trustee on or prior to such time on such date, or (iv) the occurrence of a Forbearance Default.

(c)          Upon the occurrence of a Termination Event, the agreement of the Noteholders hereunder to forbear from exercising their respective default-related rights and remedies shall immediately terminate without the requirement of any demand, presentment, protest, or notice of any kind, all of which Issuer and the other Credit Parties each waives. Issuer and the other Credit Parties each agrees that any or all of the Noteholders or Trustee may at any time thereafter proceed to exercise any and all of their respective rights and remedies under any or all of the Indenture, any other Loan Document and/or applicable law, including, without limitation, their respective rights and remedies with respect to the Specified Defaults. Without limiting the generality of the foregoing, upon the occurrence of a Termination Event, the Noteholders and Trustee may, in their sole discretion and without the requirement of any demand, presentment, protest, or notice of any kind, (i) continue to charge interest on any or all of the Obligations (including the Remaining Accrued and Unpaid Interest) at the Default Rate in accordance with the Indenture, (ii) commence any legal or other action to collect any or all of the Obligations from Issuer, any other Credit Party and/or any Collateral, (iii) foreclose or otherwise realize on any or all of the Collateral, and/or appropriate, setoff or apply to the payment of any or all of the Obligations, any or all of the Collateral, and (iv) take any other enforcement action or otherwise exercise any or all rights and remedies provided for by any or all of the Indenture, any other Loan Documents and/or applicable law, all of which rights and remedies are fully reserved by the Noteholders and Trustee.

(d)          Any agreement to extend the Forbearance Period, if any, shall be in the sole discretion of each Noteholder and must be set forth in writing and signed by a duly authorized signatory of each such Noteholders.

(e)          The Issuer and the other Credit Parties each acknowledges that none of the Noteholders, nor the Trustee, has made any assurances concerning (i) any possibility of an extension of the Forbearance Period, (ii) the manner in which or whether the Specified Defaults may be resolved or (iii) any additional forbearance, waiver, restructuring or other accommodations.

(f)          The parties hereto agree that the running of all statutes of limitation or doctrine of laches applicable to all claims or causes of action that any Noteholder or the Trustee may be entitled to take or bring in order to enforce its rights and remedies against Issuer or any other Credit Party is, to the fullest extent permitted by law, tolled and suspended during the Forbearance Period.

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(g)          The Issuer and the other Credit Parties each acknowledges and agrees that any financial accommodation that any Noteholder or the Trustee makes on or after the Forbearance Effective Date has been made by such party in reliance upon, and in consideration for, among other things, the general releases and indemnities contained in Section 5 hereof and the other covenants, agreements, representations and warranties of Issuer and the other Credit Parties hereunder.

Section 4.

Supplemental Terms, Conditions and Covenants During the Forbearance Period

In order to induce the Noteholders to forbear from the exercise of their rights and remedies as set forth in this Agreement, the Credit Parties hereby agree to comply with the following terms, conditions and covenants, in each case notwithstanding any provision to the contrary set forth in this Agreement, the Indenture or any other Loan Document:

(a)          Each of Issuer and the other Credit Parties shall, and shall cause its officers, directors, employees and advisors to, cooperate fully with the Noteholders and their Representatives in furnishing information as and when reasonably requested by any Noteholder or their representatives regarding the Collateral or Issuer’s or any other Credit Party’s financial affairs, finances, financial condition, business and operations. The Noteholders shall have reasonable access during normal business hours to the offices, properties, officers, key employees, accountants, auditors, and other representatives, books and records of the Credit Parties during the Forbearance Period;

(b)          The Credit Parties will deliver to the Noteholders a detailed, weekly cash budget setting forth the Credit Parties projected weekly expenses through the week ended May 16, 2015, which shall permit a variance that is no less favorable than a 10% negative cumulative variance on a rolling basis based on the “ending cash” line and excluding any variance previously approved by the Noteholders (the “Budget”) in a form and methodology satisfactory to the Noteholders, an initial version of which has been provided to and approved by the Noteholders. In addition to any and all reporting requirements set forth in the Indenture, on a weekly basis during the Forbearance Period, the Credit Parties shall provide the Noteholders a report, in a form and methodology acceptable to the Noteholders, comparing the Credit Parties’ actual cash receipts and disbursements on a line-by-line category basis for the immediately preceding week in the Budget compared to projected cash receipts and disbursements such categories for such week as set forth in the Budget. The Credit Parties shall only make expenditures that are in accordance with the Budget. The Credit Parties may not modify the Budget without the consent of the Noteholders;

(c)          On April 6, 2015, and each Monday thereafter during the Forbearance Period, the Credit Parties will deliver to the Noteholders the following weekly financial reports as of the close of business for the immediately preceding calendar week, all in form, content and detail satisfactory Noteholders: (i) an accounts receivable aging report; (ii) a cash receipts report; (iii) an accounts payable aging report; and (iv) a report of accounts payable and accrued liabilities;

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(d)          As soon as practicable and in any case on or prior to April 10, 2015, the Issuer shall enter into a written agreement reasonably acceptable to the Noteholders, on terms and conditions reasonably acceptable to the Noteholders, to retain a restructuring advisor, temporary chief financial officer, consultant, financial advisor and/or other third-party professional or similar consultant reasonably acceptable to the Noteholders (the “Financial Advisor”), who shall report to the Board of Directors of Issuer. All times during the Forbearance Period Issuer shall continue to retain the Financial Advisor acceptable to the Noteholders on terms and conditions reasonably acceptable to the Noteholders;

(e)          During the Forbearance Period, the Credit Parties shall not be permitted to sell, assign, transfer, lease or sublease any assets owned, maintained, leased or otherwise controlled by any of them outside of the ordinary course of business, unless or until they obtain the prior written consent of Noteholders, which consent may be withheld by any Noteholder in its sole discretion;

(f)          During the Forbearance Period, the Credit Parties shall (i) continue to pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all of its liabilities and obligations arising in the ordinary course of business during the Forbearance Period as contemplated by the Budget, and (ii) without duplication of (i), not default on any of its obligations to any third party, the payment or satisfaction of which is contemplated by the Budget;

(g)          During the Forbearance Period, the Credit Parties shall not grant a security interest in any of their assets to other creditors without the prior written approval of the Noteholders, which consent may be withheld by any Noteholder in its sole discretion;

(h)          The Credit Parties shall not make any payment to holders of Notes in total or partial satisfaction of the Remaining Accrued and Unpaid Interest amount without the consent of each of the Noteholders;

(i)          The Credit Parties shall immediately notify the Noteholders in writing if any person or entity asserts any lien, encumbrance, security interest, or adverse claim (including any writ, garnishment, judgment, warrant of attachment, execution or similar process or any claim of control) against any of them or any of their property or assets (each, an “Adverse Claim”) promptly when the Credit Parties learn of such Adverse Claim;

(j)          The Credit Parties shall immediately notify the Noteholders in writing of any action by any creditor of the Credit Parties (including, without limitation, trade creditors and unsecured creditors) with respect to the collection or enforcement of debt of, or the commencement or threat of any action against, the Credit Parties or the Collateral, including, but not limited to, the (i) acceleration of indebtedness, (ii) actual, attempted, or threatened filing of an involuntary bankruptcy petition, (iii) the actual, attempted, or threatened termination of, or withholding of services under, an executory contract between the Credit Parties and such creditor;

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(k)          The Credit Parties shall continue to perform and observe all covenants, terms and conditions in and other obligations contained in all of the Loan Documents and this Agreement, except with respect to the Specified Defaults;

(l)          The Credit Parties shall deposit all cash, cash equivalents, checks, notes, drafts, instruments, refunds, deposits, production proceeds attributable to oil and gas proceeds and all other proceeds of Collateral into “Controlled Accounts,” as such term is defined under the SunTrust Credit Agreement;

(m)          If the Credit Parties determine to file voluntary petitions for relief under title 11 of chapter 11 of the United States Code, the Credit Parties agree that they shall use their reasonable efforts to file such petitions in the United States Bankruptcy Court for the Southern District of New York;

(n)          The Credit Parties shall continue to be bound by and comply with the terms of that certain letter agreement between the Issuer and Andrews Kurth LLP, dated as of March 6, 2015; and

(o)          The Credit Parties shall continue to be bound by and comply with the terms of the non-disclosure agreements between the Issuer and each Noteholder, each of which are dated as of March 22, 2015.

Section 5.

General Release

(a)          In consideration of, among other things, the Noteholders’ execution and delivery of this Agreement, each of the Issuer and the other Credit Parties, on behalf of itself and its agents, representatives, officers, directors, advisors, employees, subsidiaries, affiliates, successors and assigns (collectively, the “Releasors”), hereby forever agrees and covenants not to sue or prosecute against any Releasee (as hereinafter defined) and hereby forever waives, releases and discharges each Releasee (as hereinafter defined) from any and all claims (including, without limitation, crossclaims, counterclaims, rights of set-off and recoupment), actions, causes of action, suits, debts, accounts, interests, liens, promises, warranties, damages and consequential damages, demands, agreements, bonds, bills, specialties, covenants, controversies, variances, trespasses, judgments, executions, costs, expenses or claims whatsoever, that such Releasor now has or hereafter may have, of whatsoever nature and kind, whether known or unknown, whether now existing or hereafter arising, whether arising at law or in equity (collectively, the “Claims”), against any or all of the Noteholders and Trustee in any capacity and their respective affiliates, subsidiaries, shareholders, partners and “controlling persons” (within the meaning of the federal securities laws), and their respective successors and assigns and each and all of the officers, directors, employees, shareholders, partners, agents, attorneys, advisors and other representatives of each of the foregoing (collectively, the “Releasees”), based in whole or in part on facts, whether or not now known, existing on or before the Forbearance Effective Date, that relate to, arise out of or otherwise are in connection with: (i) any or all of the Indenture or transactions contemplated hereby or any actions or omissions in connection herewith or (ii) any aspect of the dealings or relationships between or among Issuer and the other Credit Parties, on the one hand, and any or all of the Noteholders and Trustee, on the other hand, relating to any or all of the documents, transactions, actions or omissions referenced in clause (i) hereof.

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(b)          Each of the Issuer and other Credit Parties, on behalf of itself and its successors, assigns, and other legal representatives, hereby absolutely, unconditionally and irrevocably, covenants and agrees with and in favor of each Releasee that it will not sue (at law, in equity, in any regulatory proceeding or otherwise) any Releasee on the basis of any Claim released, remised and discharged by Issuer or any other Credit Party pursuant to Section 5(a) hereof.  If Issuer, any other Credit Party or any of its successors, assigns or other legal representatives violates the foregoing covenant, the Credit Parties, each for itself and its successors, assigns and legal representatives, jointly and severally agree to pay, in addition to such other damages as any Releasee may sustain as a result of such violation, all attorneys' fees and costs incurred by any Releasee as a result of such violation.

Section 6.

Ratification of Liability.  Each of the Issuer and the other Credit Parties, as debtors, grantors, pledgors, guarantors, assignors, or in other similar capacities in which such parties grant liens or security interests in their properties or otherwise act as accommodation parties or guarantors, as the case may be, under the Indenture and Loan Documents, hereby ratifies and reaffirms all of their payment and performance obligations (including, but not limited to, Obligations under the Indenture and the Remaining Accrued and Unpaid Interest) and obligations to indemnify, contingent or otherwise, under each of such documents to which it is a party, and ratifies and reaffirms their grants of liens on or security interests in their properties pursuant to such documents to which they are a party, respectively, as security for the Obligations under or with respect to the Indenture, and confirms and agrees that such liens and security interests hereafter secure all of the Obligations, including, without limitation, all additional Obligations hereafter arising or incurred pursuant to or in connection with this Agreement, the Indenture or any other Loan Document.

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Section 7.

Reference To And Effect Upon The Indenture

(a)          All terms, conditions, covenants, representations and warranties contained in the Indenture and other Loan Documents, and all rights of the Noteholder and the Trustee and all of the Obligations, shall remain in full force and effect.  Each of the Issuer and the other Credit Parties hereby confirms that the Indenture and the other Loan Documents are in full force and effect and that neither the Issuer nor any other Credit Party has any current right of setoff, recoupment or other offset or any defense, claim or counterclaim with respect to any of the Obligations, the Indenture or any other Loan Document.

(b)          Except as expressly set forth herein, the execution, delivery and effectiveness of this Agreement shall not directly or indirectly (i) create any obligation to continue to defer any enforcement action after the occurrence of any Default or Event of Default, (ii) constitute a consent or waiver of any past, present or future violations of any provisions of the Indenture or any other Loan Document nor constitute a novation of any of the Obligations under the Indenture or other Loan Document, (iii) amend, modify or operate as a waiver of any provision of the Indenture or any other Loan Document or any right, power or remedy of any Noteholder or the Trustee, (iv) constitute a consent to any merger or other transaction or to any sale, restructuring or refinancing transaction or (v) constitute a course of dealing or other basis for altering any Obligations or any other contract or instrument.  Except as expressly set forth herein, each Noteholder and the Trustee reserves all of its respective rights, powers, and remedies under the Indenture, the other Loan Documents and applicable law.

(c)          This Agreement shall not be deemed or construed to be a satisfaction, reinstatement, novation or release of the Indenture or any other First Lien Document.

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Section 8.

Governing Law; Consent to Jurisdiction and Venue.  THE LAWS OF THE STATE OF NEW YORK SHALL GOVERN ALL MATTERS ARISING OUT OF, IN CONNECTION WITH OR RELATING TO THIS AGREEMENT, WITHOUT REGARD TO ANY CONFLICTS OF LAWS PRINCIPLES THAT COULD RESULT IN THE APPLICATION OF ANY OTHER LAW.  ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT SHALL BE BROUGHT EXCLUSIVELY IN THE COURTS OF THE STATE OF NEW YORK LOCATED IN THE CITY OF NEW YORK, BOROUGH OF MANHATTAN, OR OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, THE ISSUER AND EACH OTHER CREDIT PARTY HEREBY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS; PROVIDED THAT NOTHING IN THIS AGREEMENT SHALL LIMIT THE RIGHT OF ANY NOTEHOLDER OR THE TRUSTEE TO COMMENCE ANY PROCEEDING IN THE FEDERAL OR STATE COURTS OF ANY OTHER COMPETENT JURISDICTION.  THE PARTIES HERETO HEREBY IRREVOCABLY WAIVE ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, THAT ANY OF THEM MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY SUCH ACTION OR PROCEEDING IN SUCH JURISDICTIONS.  EACH CREDIT PARTY HEREBY IRREVOCABLY WAIVES PERSONAL SERVICE OF ANY AND ALL LEGAL PROCESS, SUMMONS, NOTICES AND OTHER DOCUMENTS AND OTHER SERVICE OF PROCESS OF ANY KIND AND CONSENTS TO SUCH SERVICE IN ANY SUIT, ACTION OR PROCEEDING BROUGHT IN THE UNITED STATES OF AMERICA WITH RESPECT TO OR OTHERWISE ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT BY ANY MEANS PERMITTED BY APPLICABLE REQUIREMENTS OF LAW, INCLUDING BY THE MAILING THEREOF (BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID) TO THE ADDRESS OF THE ISSUER SPECIFIED IN THE INDENTURE (AND SHALL BE EFFECTIVE WHEN SUCH MAILING SHALL BE EFFECTIVE, AS PROVIDED THEREIN).  EACH CREDIT PARTY AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.  NOTHING CONTAINED IN THIS SECTION 8 SHALL AFFECT THE RIGHT OF ANY NOTEHOLDER OR THE TRUSTEE TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE REQUIREMENTS OF LAW OR COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST ANY CREDIT PARTY IN ANY OTHER JURISDICTION.

Section 9.

Construction.  This Agreement and all other agreements and documents executed and/or delivered in connection herewith have been prepared through the joint efforts of all of the parties hereto.

Section 10.

Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed an original, but all such counterparts shall constitute one and the same instrument, and all signatures need not appear on any one counterpart.  Any party hereto may execute and deliver a counterpart of this Agreement by delivering by facsimile or other electronic transmission a signature page of this Agreement signed by such party, and any such facsimile or other electronic signature shall be treated in all respects as having the same effect as an original signature.

Section 11.

Severability.  The invalidity, illegality, or unenforceability of any provision in or obligation under this Agreement in any jurisdiction shall not affect or impair the validity, legality, or enforceability of the remaining provisions or obligations under this Agreement or of such provision or obligation in any other jurisdiction.  If feasible, any such offending provision shall be deemed modified to be within the limits of enforceability or validity; however, if the offending provision cannot be so modified, it shall be stricken and all other provisions of this Agreement in all other respects shall remain valid and enforceable.

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Section 12.

Time of Essence.  Time is of the essence in the performance of each of the obligations of Issuer and the other Credit Parties hereunder and with respect to all conditions to be satisfied by such parties.

Section 13.

Further Assurances.  Issuer and each other Credit Party agrees to take all further actions and execute all further documents as any Noteholder may from time to time reasonably request to carry out the transactions contemplated by this Agreement and all other agreements executed and delivered in connection herewith.

Section 14.

Section Headings.  Section headings in this Agreement are included herein for convenience of reference only and shall not constitute part of this Agreement for any other purpose.

Section 15.

Notices. All notices, requests, and demands to or upon the respective parties hereto shall be given as follows:

To the Issuer:

Baker & Hostetler LLP

Attn: Jorian Rose & Elizabeth Green

45 Rockefeller Plaza

New York, NY 10111-01000

Email: egreen@bakerlaw.com

jrose@bakerlaw.com

To the Noteholders:

Andrews Kurth LLP

Attn: Paul N. Silverstein

450 Lexington Avenue, 15th Floor

New York, NY 10017

Email: paulsilverstein@andrewskurth.com

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Section 16.

Waivers by Issuer and other Credit Parties.

Waiver of Jury Trial Right And Other Matters.  EACH OF THE ISSUER AND THE OTHER CREDIT PARTIES HEREBY WAIVES (i) ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT, OR PROCEEDING ARISING OUT OF, IN CONNECTION WITH OR RELATING TO, THIS AGREEMENT, THE OTHER LOAN DOCUMENTS AND ANY OTHER TRANSACTION CONTEMPLATED HEREBY AND THEREBY, WHICH WAIVER APPLIES TO ANY ACTION, SUIT OR PROCEEDING WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE; (ii) PRESENTMENT, DEMAND AND PROTEST, AND NOTICE OF PRESENTMENT, PROTEST, DEFAULT, NONPAYMENT, MATURITY, RELEASE WITH RESPECT TO ALL OR ANY PART OF THE OBLIGATIONS OR ANY COMMERCIAL PAPER, ACCOUNTS, CONTRACT RIGHTS, DOCUMENTS, INSTRUMENTS, CHATTEL PAPER AND GUARANTIES AT ANY TIME HELD BY ANY NOTEHOLDER OR THE TRUSTEE; (iii) NOTICE PRIOR TO TAKING POSSESSION OR CONTROL OF THE COLLATERAL OR ANY BOND OR SECURITY THAT MIGHT BE REQUIRED BY ANY COURT PRIOR TO ALLOWING ANY NOTEHOLDER OR THE TRUSTEE TO EXERCISE ANY OF THEIR RESPECTIVE RIGHTS AND REMEDIES; (iv) THE BENEFIT OF ALL VALUATION, APPRAISEMENT AND EXEMPTION LAWS AND ALL RIGHTS WAIVABLE UNDER ARTICLE 9 OF THE UNIFORM COMMERCIAL CODE; AND (v) ISSUER AND THE OTHER CREDIT PARTIES EACH ACKNOWLEDGES THAT THE FOREGOING WAIVERS ARE A MATERIAL INDUCEMENT TO NOTEHOLDER’ ENTERING INTO THIS AGREEMENT AND THAT SUCH PARTIES ARE RELYING UPON THE FOREGOING WAIVERS IN THEIR FUTURE DEALINGS WITH ISSUER AND THE OTHER CREDIT PARTIES.  EACH OF THE ISSUER AND THE OTHER CREDIT PARTIES WARRANTS AND REPRESENTS THAT IT HAS REVIEWED THE FOREGOING WAIVERS WITH ITS LEGAL COUNSEL AND HAS KNOWINGLY AND VOLUNTARILY WAIVED ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.  IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

Section 17.

Assignments; No Third Party Beneficiaries.  This Agreement shall be binding upon and inure to the benefit of Issuer, the other Credit Parties, the Noteholders and their respective successors and assigns; provided, that neither the Issuer nor any other Credit Party shall be entitled to delegate any of its respective duties hereunder or to assign any of its respective rights or remedies set forth in this Agreement without the prior written consent of the Noteholders in their sole discretion.

Section 18.

Joint and Several Liability.       The Credit Parties agree that they shall be jointly and severally liable for all obligations of the Issuer and the other Credit Parties under this Agreement.

Section 19.

Liability of Noteholders.         The liability of any Noteholders shall be several and not joint, both as to the Noteholders and as to any of the several funds managed or advised by an investment manager signatory of any of the Noteholders.

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Section 20.

Non-Circumvention.  The purpose of the Forbearance Agreement is to provide a period for the Noteholders and the Issuer to negotiate appropriate terms for a restructuring of the Issuer’s balance sheet. During the Forbearance Period, the Noteholders shall not take any action in furtherance of enforcement of their Notes inconsistent with the terms of this Forbearance Agreement, and shall not otherwise commence an involuntary bankruptcy proceeding during the Forbearance Period if the Noteholders could not otherwise commence an involuntary bankruptcy proceeding under this Forbearance Agreement. The Credit Parties shall endeavor to operate the business in the ordinary course (at all times in accordance with the Budget) and shall not entertain discussions with or otherwise seek capital from any third-party source.

Section 21.

Final Agreement.  This Agreement, the Indenture, the other Loan Documents, and the other written agreements, instruments, and documents entered into in connection therewith (collectively, the “Issuer/Noteholder Documents”) set forth in full the terms of agreement among the parties hereto and thereto with respect to the subject matter thereof and are intended as the full, complete, and exclusive contracts governing the relationship among such parties with respect to the subject matter thereof, superseding all other discussions, promises, representations, warranties, agreements, and understandings between the parties with respect thereto.  Except as provided therein, no term of the Issuer/Noteholder Documents may be modified or amended, nor may any rights thereunder be waived, except in a writing signed by the party against whom enforcement of the modification, amendment, or waiver is sought.  Any waiver of any condition in, or breach of, any of the foregoing in a particular instance shall not operate as a waiver of other or subsequent conditions or breaches of the same or a different kind.  Any Noteholder’s exercise or failure to exercise any rights or remedies under any of the foregoing in a particular instance shall not operate as a waiver of its right to exercise the same or different rights and remedies in any other instances.  There are no oral agreements among the parties hereto.

[Signature pages to follow]

13

IN WITNESS WHEREOF, this Forbearance Agreement has been executed by the parties hereto as of the date first written above.

AMERICAN EAGLE ENERGY CORPORATION, as Issuer	AMZG, INC. as Credit Party

By:	By:

Name:	Name:

Its:	Its:

SIGNATURE PAGE TO

FORBEARANCE AGREEMENT

IN WITNESS WHEREOF, this Forbearance Agreement has been executed by the parties hereto as of the date first written above.

ARISTEIA CAPITAL, L.L.C., as Noteholder	BENNETT MANAGEMENT CORPORATION, as Noteholder

By:	By:

Name:	Name:

Its:	Its:

NORTHEAST INVESTORS TRUST, as Noteholder	KAYNE ANDERSON CAPITAL ADVISORS, L.P., as Noteholder

By:	By:

Name:	Name:

Its:	Its: